Exhibit 3.2
AMENDED AND RESTATED BY-LAWS
OF
GUILD HOLDINGS COMPANY (the “Corporation”)
Incorporated under the Laws of the State of Delaware
As amended and restated on August 2, 2023
ARTICLE I
OFFICES AND RECORDS
SECTION 1.1. Delaware Office. The name and address of the Corporation’s registered office in the State of Delaware shall be as set forth in the Corporation’s Amended and Restated Certificate of Incorporation (as it may be amended from time to time, the “Certificate of Incorporation”).
SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors (as defined herein) may from time to time designate or as the business of the Corporation may from time to time require.
SECTION 1.3. Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.
ARTICLE II
STOCKHOLDERS
SECTION 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place (if any) and time as may be fixed by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.
SECTION 2.2. Special Meeting. Except as otherwise required by law or the Corporation’s Certificate of Incorporation, special meetings of the stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer or an officer at the request of a majority of the members of the Board of Directors pursuant to a resolution approved by the Board of the Directors.
SECTION 2.3. Place of Meeting. The Board of Directors or the Chairperson of the Board, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders or may designate that the meeting be held by means of remote communication. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 2.4. Notice of Meeting. Written or printed notice, stating the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”) (except to the extent prohibited by Section 232(e) of the DGCL) or by mail, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.5 of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors for any reason upon public notice given prior to the date previously scheduled for such meeting of stockholders before or after notice of such meeting has been sent to the stockholders.
SECTION 2.5. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairperson of the Board of Directors or the Chief Executive Officer may adjourn the meeting from time to time, whether or not there is a quorum. When a meeting is adjourned to another time or place, if any, including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 2.4. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 2.6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by his or her duly authorized attorney in fact. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.
SECTION 2.7. Order of Business.
(A) Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as is a proper matter for stockholder action under the DGCL, the Certificate of Incorporation, and these By-Laws and as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or an authorized committee thereof, or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these By-Laws. For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these By-Laws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
(B) Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the special meeting, by or at the direction of the Board of

Directors; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting.

Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in these By-Laws as to such nomination. This Section 2.7(B) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.
(C) General. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairperson of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-Laws and, if any proposed nomination or other business is not in compliance with these By-Laws or if the Proponent (as defined in Section 2.8(C) below) does not act in accordance with the representations required in Section 2.8, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such proposal or nomination is set forth in the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received by the Corporation.
SECTION 2.8. Advance Notice of Stockholder Business and Nominations.
(A) Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 2.8(C)(4) of these By-Laws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.7(A) of these By-Laws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.9 of these By-Laws) in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors in an Expiring Class (as defined below) to be elected to the Board of Directors at the next annual meeting is increased by the Board of Directors effective after the time period for which nominations would otherwise be due under this Section 2.8(A), and there is no public announcement by the Corporation naming all of the nominees for the Expiring Class or specifying the size of the increased Expiring Class at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.8(A) shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.
In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of the record date in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with Section 2.8 or is rendered invalid as a result of any inaccuracy therein.
A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with this Section 2.8(A), in the case of an annual meeting, or Section 2.8(B), in the case of a special meeting (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the Bylaws with respect to nominees for director).

(B) Special Meetings of Stockholders. Subject to Section 2.8(C)(4) of these By-Laws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.9 of these By-Laws) in proper form, in writing, to the Secretary.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of the record date in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with Section 2.8 or is rendered invalid as a result of any inaccuracy therein.

(C) Disclosure Requirements.
(1) To be in proper form, a stockholder’s notice to the Secretary must include the following:
(a) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made and any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (each a “Proponent” and collectively, the “Proponents”), a stockholder’s notice must set forth: (i) the name and address of each Proponent, including, if applicable, such name and address as they appear on the Corporation’s books, (ii) (A) the class or series and number of shares of each class or series of capital stock of the Corporation which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and of record by each Proponent (provided, that for purposes of this Section 2.8(C), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the Corporation as to which such Proponent has a right to acquire beneficial ownership at any time in the future), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Proponent may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proponent, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proponent or others acting in concert therewith have any right to vote, directly or indirectly, any class or series of shares of the Corporation, including, in the case of a nominee, the nominee, including, without limitation, any contract, arrangement, understanding or relationship (whether oral or in writing) relating to any compensation or payments to be paid to any such proposed nominees(s) or required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Proponent or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proponent with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Proponent that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proponent is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such Proponent are entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of the immediate family sharing the same household of such Proponent, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such Proponent, (I) a representation that the stockholder is a holder of record of shares of the Corporation at the time of giving notice, will be entitled to vote at the meeting, and that such stockholder (or a qualified representative thereof) intends to appear at the meeting to nominate the person or persons specified in the notice with respect to nominations, or to propose the business that is specified in the notice with respect to proposals, (J) a representation whether any Proponent or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, (K) a representation as to whether the Proponents intend or are part of a group which intends (x) to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required to approve or adopt the proposal or elect the nominee, (y) to otherwise solicit proxies or votes from stockholders in support of such proposal or nomination and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, (L) a certification that each such Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the Corporation and (M) any direct or indirect interest of such Proponent in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proponent, and (iv) any other information relating to such Proponent, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(b) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest (including any anticipated benefit of such business to any Proponent other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business to any Proponent, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between any Proponent, , and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c) As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class or series and number of shares of each class or series of capital stock of the Corporation that are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares, (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition, (v) all other information relating to such individual that would be required to be disclosed or provided to the Corporation in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed or provided to the Corporation pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proponent, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(d) With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.9 of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve a director of the Corporation and to determine the independence of such proposed nominee (as such term is used in any applicable stock exchange listing requirements or applicable law) or to determine the eligibility of such proposed nominee to serve on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, or independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these By-Laws, including, without limitation, Sections 2.7, 2.8 and 2.9 hereof, shall be eligible for election as directors.
(e) A person shall not be eligible for election or re-election at an annual meeting unless the person is nominated in accordance with Section 2.7(A) and in accordance with the procedures set forth in Section 2.8. Only such business shall be conducted at any annual meeting of stockholders of the Corporation as shall have been brought before the meeting in accordance with Section 2.7(A) and in accordance with the procedures set forth in Section 2.8. Notwithstanding anything to the contrary in the By-Laws, unless otherwise required by applicable law, if any Proponent (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence) or (y) fails to inform the Corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the Exchange Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proponent shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) as a result of any notice provided by any Proponent pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of clause (a) of Section 2.7(A) of otherwise) to have been made pursuant to the corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a stockholder of the Corporation pursuant to clause (c) of Section 2.7(A) and, in the case of a special meeting of stockholders pursuant to and to the extent permitted under Section 2.7(B). Notwithstanding the foregoing provisions of this Section 2.8, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation, as applicable, to present a nomination or proposed business, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders

(2) For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York, and “close of business” means 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.
(3) Notwithstanding the provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and any failure to comply with such requirements shall be deemed a failure to comply with this Article II; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these By-Laws with respect to nominations or proposals as to any other business to be considered.
(4) Nothing in these By-Laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

SECTION 2.9. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.8 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein or (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, (D) will abide by the requirements of Section 2.10(C) of these By-Laws, and (E) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
SECTION 2.10. Procedure for Election of Directors; Required Vote.
(A) Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.
(B) Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the total voting power of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(C) Any individual who is nominated for election to the Board of Directors and included in the Corporation’s proxy materials for an annual meeting shall tender an irrevocable resignation, effective immediately, upon a determination by the Board of Directors or any committee thereof that (1) the information provided to the Corporation by such individual or, if applicable, by the stockholder who nominated such individual, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (2) such individual or, if applicable, the stockholder or stockholders who nominated such individual, shall have breached any representations or obligations owed to the Corporation under these By-Laws.
SECTION 2.11. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
The Chairperson of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
SECTION 2.12. Stockholder Action by Written Consent. The right of the stockholders to act by written consent in lieu of a meeting shall be as set forth in Article V of the Certificate of Incorporation.

SECTION 2.13. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to action in writing without a meeting (at any time when the stockholders may authorize or take action by written consent in accordance with Section 2.12 of these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent (at any time when the stockholders may authorize or take action by written consent in accordance with Section 2.12 of these By-Laws) shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation.
The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors (the “Board of Directors”). In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.
SECTION 3.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”). No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. The directors shall be elected at the annual meetings of stockholders, at which a quorum is present, as specified in the Certificate of Incorporation and in these By-Laws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
SECTION 3.3. Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.
SECTION 3.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairperson of the Board or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, and time of the meetings.
SECTION 3.5. Notice. Notice of any special meeting of directors shall be given to each director at his or her place of business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, email or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company, or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.5 of these By-Laws.
SECTION 3.6. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.7. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 3.8. Quorum. Subject to Section 3.9 of these By-Laws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
SECTION 3.9. Vacancies. Vacancies on the Board of Directors and newly created directorships shall be filled as provided in the Certificate of Incorporation, except as otherwise required by applicable law.
SECTION 3.10. Committees. The Board of Directors may designate any committees as appropriate, which shall consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.
A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these By-Laws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.
SECTION 3.11. Removal. The right of the stockholders to remove any director, or the entire Board of Directors, shall be as set forth in Section E of Article VI of the Certificate of Incorporation.
SECTION 3.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
SECTION 3.13. Chairperson of the Board. The Corporation may have, at the discretion of the Board of Directors, a Chairperson of the Board who shall be elected by the Board of Directors from their own numbers and shall preside as Chairperson at all meetings of the stockholders and of the Board of Directors at which he or she is present. The Chairperson shall have such other powers and duties as provided in these By-laws and as the Board of Directors may from time to time prescribe.

ARTICLE IV
OFFICERS
SECTION 4.1. Elected Officers. The elected officers of the Corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary, one or more Vice Presidents and such other officers as the Board of Directors from time to time may deem proper. Any number of offices may be held by the same person. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV of these By-Laws. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairperson of the Board or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board of Directors or such committee or by the Chairperson of the Board or the Chief Executive Officer, as the case may be.
SECTION 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s earlier resignation or removal.
SECTION 4.3. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. He or she shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairperson of the Board of Directors, perform all duties of the Chairperson of the Board of Directors and preside at all meetings of stockholders and of the Board of Directors.
SECTION 4.4. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs and shall, in general, perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board of Directors.
SECTION 4.5. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to such Vice President by the Board of Directors.
SECTION 4.6. Chief Financial Officer. The Chief Financial Officer shall be a Vice President and act in an executive financial capacity. The Chief Financial Officer shall assist the Chairperson of the Board of Directors, the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

SECTION 4.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer. In the absence of an officer appointed as the Treasurer, the Chief Financial Officer shall perform all the duties and responsibilities of the Treasurer.
SECTION 4.8. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; the Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; the Secretary shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such Secretary by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.
SECTION 4.9. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed from office with or without cause by the Board of Directors, or by any duly authorized committee of the Board of Directors. Any officer or agent appointed by the Chairperson of the Board or the Chief Executive Officer may be removed by him or her with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
SECTION 4.10. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chairperson of the Board of Directors or the Chief Executive Officer because of death, resignation or removal may be filled by the Chairperson of the Board or the Chief Executive Officer.
ARTICLE V
STOCK CERTIFICATES AND TRANSFERS
SECTION 5.1. Certificated and Uncertificated Stock; Transfers. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of capital stock of the Corporation shall be represented by uncertificated shares.
The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by such holder’s attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
The certificates of stock for any certificated classes or series of capital stock of the Corporation shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these By-Laws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

SECTION 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its, his or her discretion require.
SECTION 5.3. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
ARTICLE VI
INDEMNIFICATION
SECTION 6.1. Indemnification Procedures.
(A) Each person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Section 6.1 is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, that except as provided in Section 6.1(D) of these By-Laws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.
(B) To obtain indemnification under this Section 6.1, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum, or (ii) by a committee consisting of Disinterested Directors designated by majority vote of such Disinterested Directors even though less than a quorum, or (iii) if there are no Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) selected by the Board of Directors, in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iv) by the affirmative vote of a majority of the total voting power of all the then outstanding Voting Stock, voting together as a single class. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.
(C) To the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each indemnitee shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Section 6.1 or otherwise.
(D) If a (i) claim for indemnification under Section 6.1(A) of these By-Laws is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 6.1(B) of these By-Laws has been received by the Corporation or if (ii) a request for advancement of expenses under this Section 6.1 is not paid in full by the Corporation within twenty (20) days after a statement pursuant to Section 6.1(C) of these By-Laws, and the required undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that under the DGCL, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation), the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(E) If a determination shall have been made pursuant to Section 6.1(B) of these By-Laws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.1(D) of these By-Laws.
(F) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.1(D) of these By-Laws that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section 6.1.
(G) All of the rights conferred in this Section 6.1, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each indemnitee to whom such rights are extended that vest at the commencement of such indemnitee’s service to or at the request of the Corporation and

(i) any amendment or modification of this Section 6.1 that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person, and (ii) all of such rights shall continue as to any such indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such indemnitee’s heirs, executors and administrators.
(H) All of the rights conferred in this Section 6.1, as to indemnification, advancement of expenses and otherwise (i) shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office and (ii) cannot be terminated or impaired by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.
(I) The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 6.1(J) of these By-Laws, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.
(J) The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification, and rights to advancement of expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.1 with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.
(K) If any provision or provisions of this Section 6.1 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 6.1 (including, without limitation, each portion of any subsection of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 6.1 (including, without limitation, each such portion of any subsection of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(L) For purposes of this Section 6.1:
(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Section 6.1.

(M) Any notice, request or other communication required or permitted to be given to the Corporation under this Section 6.1 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
(N) The Corporation hereby acknowledges that a director (a “Director Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by a third party as to which the Director Indemnitee serves as a director, officer or employee other than the Corporation (collectively, the “Secondary Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to such Director Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Director Indemnitee is secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by such Director Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate of Incorporation or these By-Laws (or any other agreement between the Corporation and such Director Indemnitee), without regard to any rights such Director Indemnitee may have against the Secondary Indemnitors. The Corporation further agrees that no advancement or payment by the Secondary Indemnitors on behalf of such Director Indemnitee with respect to any claim for which such Director Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Director Indemnitee against the Corporation.
ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
SECTION 7.2. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.
SECTION 7.3. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.
SECTION 7.4. Seal. The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.
SECTION 7.5. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.
SECTION 7.6. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.
SECTION 7.7. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.
SECTION 7.8. Exclusive Federal Forum. In addition to the forum provision provided in Article X of the Certificate of Incorporation, unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of ay complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
SECTION 7.9. Consent to Exclusive Federal Forum Provision. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of Section 7.8.

ARTICLE VIII
CONTRACTS, PROXIES, ETC.
SECTION 8.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairperson of the Board of Directors, the Chief Executive Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairperson of the Board of Directors, the Chief Executive Officer or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
SECTION 8.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.
ARTICLE IX
AMENDMENTS
SECTION 9.1. By the Stockholders. Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed, or new By-laws enacted, at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of a majority of the total voting power of all the then outstanding Voting Stock, voting together as a single class.
SECTION 9.2. By the Board of Directors. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-laws, these By-laws may also be altered, amended or repealed, or new By-laws enacted, by the Board of Directors at any meeting of the Board of Directors.